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                                  EXHIBIT 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement on Form S-3 of our report, which includes explanatory paragraphs relating to uncertainty as to the ultimate outcome of certain pending litigation against the Company and to the Company's change in accounting in 1993 for postretirement benefits other than pensions to conform with Statement of Financial Accounting Standards No. 106, dated April 3, 1995 on our audits of the consolidated financial statements and financial statement schedule of Brooke Group Ltd. and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which reports are included in the annual report on Form 10-K of Brooke Group Ltd. and Subsidiaries for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts".


Coopers & Lybrand L.L.P.

Miami, Florida
November 10, 1995